UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	34-0196300

(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)
Eaton Center, Cleveland, Ohio 44114

(Address of principal executive offices)
EATON CORPORATION INCENTIVE COMPENSATION DEFERRAL PLAN

(Full title of the plan)
E. R. Franklin, Vice President and Secretary, Eaton Center, Cleveland, Ohio 44114

(Name and address of agent for service)
(216) 523-4103

(Telephone number, including area code of, agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities to	Amount to be	maximum offering	aggregate offering	Amount of
be registered	registered	price per share	price(1)	registration fee
Common Shares, par value of $.50 per share of Eaton Corporation	70,000	$64.41	$4,508,700	$482.43

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of $64.41, the average of the high and low trading prices of Eaton Common Shares on July 31, 2006.

Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333-97365 is hereby incorporated by reference into this Registration Statement, except as set forth below.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23
EX-24

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
See list of exhibits at page 5.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 3rd; day of August, 2006.

EATON CORPORATION

By	Robert E. Parmenter

Robert E. Parmenter
Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Alexander M. Cutler *	Chairman and Chief Executive
Officer; President; Principal
	Executive Officer; Director	August 3, 2006

Richard H. Fearon *	Executive Vice President – Chief
Financial and Planning Officer;
	Principal Financial Officer	August 3, 2006

Billie K. Rawot *	Vice President and Controller;
	Principal Accounting Officer	August 3, 2006

Michael J. Critelli *	Director	August 3, 2006

Ernie Green *	Director	August 3, 2006

Deborah L. McCoy *	Director	August 3, 2006

John R. Miller *	Director	August 3, 2006

Gregory R. Page *	Director	August 3, 2006

Christopher M. Connor *	Director	August 3, 2006

Gary L. Tooker *	Director	August 3, 2006

*By	David M. O’Loughlin

David M. O’Loughlin, Attorney-in-Fact
for the Officers and Directors
signing in the capacities indicated

EXHIBIT INDEX

Exhibit
Number
4(b)	Amended Regulations of Eaton Corporation (filed as Exhibit (a)(3)(a) to Form 10-Q report for the period ended June 30, 2002 and incorporated herein by reference).

5	Opinion of Mark Hennessey, Deputy General Counsel, as to the validity of the Common Shares registered.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Mark Hennessey, Deputy General Counsel of Eaton Corporation (contained in his opinion filed as Exhibit 5 to this Registration Statement).

24	Power of Attorney.